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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
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Contacts:	Shannon Lapierre	Jeanne Glass
	Public Relations	Investor Relations
	(631) 342-3839	(631) 342-2131
	shannon.lapierre@ca.com	jeanne.glass@ca.com

CA BOARD NOMINATES NEW DIRECTOR CANDIDATE

2004 Annual Meeting of Stockholders Scheduled for August 25

ISLANDIA, N.Y., July 29, 2004 — Computer Associates International, Inc. (NYSE: CA), the world’s largest management software company, today announced that its Board of Directors has nominated Laura S. Unger as a new, independent director of the Company. Unger will fill the position being vacated by Alex Serge Vieux, a director since 2002 who will not be standing for re-election. The nomination was reported in the Company’s Proxy Statement filed with the Securities and Exchange Commission (SEC) today.

“Alex’s expertise in business and the technology industry has been a true asset to the Board and the Company,” said Chairman Lewis S. Ranieri. “We thank Alex for his years of outstanding service. We are delighted that Laura has accepted the Board’s nomination. Her financial and government experience will be a tremendous resource to the Board as CA continues to move forward.”

Unger currently is a director of Ambac Financial Group, Inc., Borland Software Corporation and MBNA Corporation. She was a Commissioner of the SEC from 1997 to 2002, serving as acting chairperson from February 2001 to August 2001. After that, she was employed by CNBC as a regulatory expert. She continues to provide commentary for CNBC and other financial media and has a portfolio of speaking engagements and private consulting clients. Before being appointed to the SEC, Unger served as counsel to the United States Senate Committee on Banking, Housing and Urban Affairs from October 1990 to November 1997. Prior to working on Capitol Hill, Unger was an attorney with the Enforcement Division of the SEC. Unger was recommended for consideration as a candidate by an independent director of the Company.

Unger will stand for election along with eight current directors, who are elected for a one-year term, at the Company’s Annual Meeting of Stockholders, which will be held on Wednesday, August 25, 2004 at 10 a.m., at the Wyndham Wind Watch Hotel in Hauppauge, N.Y. If elected, Unger will serve as one of seven independent directors on CA’s nine-person Board of Directors.

About CA

Computer Associates International, Inc. (NYSE:CA), the world’s largest management software company, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y., and operates in more than 100 countries. For more information, please visit http://ca.com.

This press release has been issued by Computer Associates International, Inc. (“CA”). CA is distributing its Proxy Statement for the 2004 Annual Meeting of Stockholders beginning on July 29, 2004. Stockholders are encouraged to read the Proxy Statement, which contains important information about CA. Investors may obtain copies of the Proxy Statement and CA’s other SEC filings free of charge from the SEC’s website, http://www.sec.gov.

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© 2004 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.